INTELLECTUAL PROPERTY PURCHASE AGREEMENT

This INTELLECTUAL PROPERTY PURCHASE AGREEMENT, dated as of October 11, 2018 (this “Agreement”), by and among Safer, Inc., a Florida corporation (“Seller”), on the one hand, and PearTrack Security Systems, Inc., a Nevada corporation (“Buyer”).  Buyer, and Seller are referred to collectively herein as the “Parties.”

WHEREAS, Buyer is a technology company involved in security and risk management solutions (the “Business”); and

WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Purchased Assets (as defined below) upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, he mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

Section 1.1 Purchase and Sale of Assets.

On, and subject to, the terms and conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of all Encumbrances (other than Permitted Encumbrances), all of Seller’s right, title and interest, as of the Closing, in and to the following assets, properties and rights (collectively, the “Purchased Assets”):

a)The USPTO Patent Application No. US 18/35185, published May 30, 2018 under No. US20140280136A1 and published internationally under WO2014144749A1 (the “US Patent Application”);

b)All issued Patent and Patent applications set forth in Exhibit “A” to this Agreement.

Section 1.2 Excluded Liabilities and Assets.

Seller is not selling any of its assets to Buyer other than the Purchased Assets.  Buyer does not assume any liability or obligation of Seller, in connection with the Purchased Assets pursuant to Buyer’s purchase of such assets in connection with this Agreement.

Section 1.3 Purchase Consideration.

a)Revenue Sharing Agreement.  In partial consideration for the sale by Seller of the Purchased Assets to Buyer, at the Closing, PearTrack shall enter a Revenue Sharing Agreement (“Revenue Sharing”) with Seller in the form attached as Exhibit “B” to this Agreement providing for payment of up to five hundred thousand ($500,000) dollars from three (3%) percent of the Adjusted Gross Revenue generated by the Company on the terms and conditions set forth therein.

b)Equity. In partial consideration for the sale by Seller of the Purchased Assets to Buyer, at the Closing, PearTrack shall grant Seller the option to purchase, at par value $.001 per share, two million five hundred thousand (3,500,000) shares of PearTrack common stock and will enter a Common Stock Purchase Agreement (“Stock Purchase”) in the form attached as Exhibit “C” to this Agreement.

c)Royalty Agreement. In partial consideration for the sale by Seller of the Purchased Assets to Buyer, at the Closing, Buyer shall enter into a Royalty Agreement (“Seller Royalty”) with Seller in the form attached as Exhibit “D” to this Agreement providing for payment of one and a half percent (1.5%) of the adjusted gross revenue collected by Buyer on the terms and conditions set forth therein.

d)Patent Assignment.  In partial consideration for the sale by Seller of the Purchased Assets to Buyer, at the Closing, Seller shall enter a Patent Assignment Agreement (“Patent Assignment”) in the form attached hereto as Exhibit “E,” providing a recordable assignment of the US Patent Application to Buyer.

Section 1.4 Closing Transactions.

(a) Closing. Unless this Agreement shall have been terminated in accordance with Section 8.1, and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the closing of the Transactions (the “Closing”) will take place at 12:00 noon, Los Angeles, California time, on a date to be specified by the Parties (the “Closing Date”), which shall be not later than the second Business Day after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (other than those that by their terms are to be satisfied or waived at the Closing), at the offices of PearTrack Security Systems, Inc. at 1327 Ocean Avenue, Suite B, Santa Monica, CA 90401, unless another time, date or place is agreed to in writing by the Parties; provided, however, that the Parties shall use reasonable efforts to conduct the Closing by mail and overnight delivery so as not to require the personal attendance of the parties at the Closing.  If the parties agree in writing, the Closing may be telephonic.

(b) Actions and Deliveries by Seller. At the Closing, Seller shall deliver to Buyer:

(i) the Patent Assignment in the form of Exhibit D dated the Closing Date and duly executed by Seller;

(ii) the certificates and documents required to be delivered by Seller pursuant to Sections 7.1 and 7.2;

(iii) all such other instruments of assignment and transfer as are reasonably required to effect the transfer to Buyer of all of Seller’s right, title and interest in and to the Purchased Assets in accordance with this Agreement, in form and substance reasonably satisfactory to Buyer and Seller; and

(iv)  Duly executed copies of all the agreements referred to in this Agreement.

(c) Actions and Deliveries by Buyer (as required). At the Closing, Buyer (as required) shall deliver to Seller:

(i) the Revenue Sharing Agreement in the form of Exhibit B dated the Closing Date and duly executed by Buyer;

(ii) the Stock Purchase Agreement’s in the form of Exhibit C dated the Closing Date and duly executed by Buyer;

(iii) the Seller Royalty Agreement in the form of Exhibit D dated the Closing Date and duly executed by Buyer;

(v) the certificates and documents required to be delivered by Buyer pursuant to Sections 7.1 and 7.3.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that, to the best of “Seller’s Knowledge” (as hereinafter defined) and except as set forth in the disclosure schedule delivered by Seller to Buyer and attached hereto and made a part hereof (the “Seller Disclosure Schedule”).  Such warranties and representation shall be true as of the date of execution and the date of Closing:

Section 2.1 Organization.

Seller is duly incorporated, validly existing and in good standing under the Laws of the state of Florida and has the requisite corporate power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted.

Section 2.2 Authority Relative to this Agreement and Related Matters.

Seller has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby (the “Transactions”) have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery hereof by Buyer, no further action or approval, corporate or otherwise, is required in order to constitute this Agreement as a valid and binding obligation of Seller enforceable in accordance with its terms.

Section 2.3 No Conflict; Required Filings and Consents.

The execution and delivery of this Agreement by Seller do not, and the consummation by Seller of the Transactions will not, (a) conflict with or violate the certificate of incorporation or bylaws, each as amended to date, of Seller, (b) conflict with or violate any Law or Order applicable to Seller or by which Seller or any of its properties is bound, (c) result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, or result in the creation of an Encumbrance on any of the Purchased Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation to which Seller is a party or by which Seller or any of its properties is bound, or (d) require Seller to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except (i) as set forth in Section 2.3 of the Seller Disclosure Schedule, or (ii) for any filings required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

Section 2.4 Absence of Litigation.

Except as disclosed in Section 2.4 of the Seller Disclosure Schedule, as of the date hereof, (a) there is no private or governmental action, suit, proceeding, litigation, arbitration or investigation (“Action”) pending or, to the knowledge of Seller, threatened against Seller before any Governmental Authority that, if adversely determined, would prohibit, prevent, enjoin, restrict or materially impair or delay any of the Transactions, and (b) there is no legally binding judgment, decree, order, injunction, decision or award of any Governmental Authority (“Order”) against Seller that would prohibit, prevent, enjoin, restrict or materially impair or delay any of the Transactions.

Section 2.5 Purchased Assets.

Section 2.5 of the Seller Disclosure Schedule sets forth a list of all registrations and applications for registration in respect of the Purchased Assets. Except as set forth in Section 2.5 of the Seller Disclosure Schedule, Seller owns (beneficially and of record) all right, title and interest in and to all Purchased Assets, free and clear of all Encumbrances, other than Permitted Encumbrances. Except as set forth in Section 2.5 of the Seller Disclosure Schedule, the Pending Patent Applications in the US and WO, and all of the trademark applications (if any) Purchased Assets related to the Purchased Assets have been duly filed in the jurisdiction named in each such application, are being actively prosecuted and have not been abandoned or allowed to lapse. Except as set forth in Section 2.5 of the Seller Disclosure Schedule, there is no Action that is pending or, to the knowledge of Seller, threatened that challenges the rights of Seller in respect of any Purchased Assets or the validity, enforceability or effectiveness thereof. Seller has not received any written communication alleging that it has infringed the Intellectual Property rights of any third party and there are no Actions that are pending or, to the knowledge of Seller, threatened against Seller with respect thereto. Except as set forth in Section 2.5 of the Seller Disclosure Schedule, to the knowledge of Seller, there is no unauthorized use, infringement or misappropriation of the Purchased Assets by any third party and there is no Action that is pending or threatened by Seller with respect thereto. Notwithstanding anything to the contrary, this representation shall not limit or restrict the transfer to Buyer pursuant to this Agreement of all right, title and interest in and to the Purchased Assets owned by Seller throughout the world; provided, however, that Seller does not represent, warrant or covenant that any rights in or to the Purchased Assets exist anywhere outside of the United States of America.

Section 2.6  Seller’s Knowledge.

The term "Seller's Knowledge" as used herein means the actual knowledge (and not the implied or constructive knowledge) without any duty of investigation or inquiry of the following person: Nathaniel T. Bradley, CEO of Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer and PearTrack hereby represent and warrants to Seller that, except as set forth in the disclosure schedule delivered by Buyer and Buyer’s Shareholder to Seller and attached hereto and made a part hereof (the “Buyer Disclosure Schedule”).  Such warranties and representation shall be true as of the date of execution and the date of Closing:

Section 3.1 Organization.

Buyer and PearTrack are each duly incorporated, validly existing and in good standing under the Laws of each of their respective jurisdictions of organization and each has the requisite corporate power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted.

Section 3.2 Authority Relative to this Agreement and Related Matters.

Buyer and PearTrack have all necessary corporate power and authority, as the case may be, to enter into this Agreement and to carry out each of their respective obligations hereunder. The execution and delivery by Buyer and Buyer’s Shareholder of this Agreement and the consummation by the Buyer and Buyer’s Shareholder of the Transactions have been duly authorized by all necessary corporate action on the part of the Buyer and PearTrack. This Agreement has been duly executed and delivered by the Buyer and PearTrack, and, assuming the due authorization, execution and delivery hereof by Seller, constitutes the legal, valid and binding obligation of the Buyer and PearTrack, enforceable against each the Buyer and Buyer’s Shareholder in accordance with its terms.

Section 3.3 No Conflict; Required Filings and Consents.

The execution and delivery of this Agreement by Buyer and PearTrack does not, and the consummation of the Transactions will not, (a) conflict with or violate the organizational or governing documents of Buyer and/or PearTrack, (b) conflict with or violate any Law or Order applicable to Buyer or Buyer’s Shareholder or by which Buyer or Buyer’s Shareholder or any of their respective properties is bound, (c) result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation to which Buyer or PearTrack is a party or by which Buyer or PearTrack or any of their respective properties is bound, or (d) require Buyer or PearTrack to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except (i) as set forth in Section 3.3 of the Buyer Disclosure Schedule, or (ii) for any filings required pursuant to the Exchange Act.

Section 3.4 Absence of Litigation.

Except as disclosed in Section 3.4 of the Buyer Disclosure Schedule, as of the date hereof, (a) there is no Action pending or, to the knowledge of Buyer or Buyer’s Shareholder, threatened against Buyer or PearTrack before any Governmental Authority that, if adversely determined, would prohibit, prevent, enjoin, restrict or materially impair or delay any of the Transactions, and (b) there is no Order against Buyer or PearTrack that would prohibit, prevent, enjoin, restrict or materially impair or delay any of the Transactions contemplate hereby.

Section 3.5 Data.

Buyer and PearTrack agree that it shall not, nor permit others to, use any data or information relating to “personal health information: as that term is defined under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended, or any other Data (as defined in Article XI of this Agreement) obtained through the acquisition of the Purchased Assets, and Buyer and PearTrack agree it shall not, nor permit others to, disclose or disseminate such information to any Person without the prior written consent of the Seller, and, in all such cases, subject to applicable Law.

ARTICLE IV

COVENANTS OF SELLER

Section 4.1 Conduct of Seller Pending the Closing.

Seller shall not, between the date of this Agreement and the Closing Date or the earlier termination of this Agreement, do or agree to do any of the following without the prior written consent of Buyer:

(a) take or fail to take, or agree to take or fail to take, any action which would make any representation or warranty made by Seller herein untrue or incorrect in any material respect as of the date of this Agreement or the date of the Closing;

(b) sell, lease, license, encumber, transfer or otherwise dispose of any Purchased Assets; and

(c) agree to do any of the foregoing.

Section 4.2 Notification of Certain Events.

Seller shall give prompt notice to Buyer if any of the following occurs after the date of this Agreement: (i) there has been a material failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (ii) receipt by Seller of any material notice or other communication from any Governmental Authority in connection with the Transactions; (iii) the occurrence of an event which would cause a condition in Section 7.2 not to be satisfied; or (iv) the commencement or threat, in writing, of any Action against Seller, or any of its properties, with respect to the Transactions and/or any of the Purchased Assets. No such notice to Buyer shall have any effect on the determination of whether or not any of the conditions to Closing or to the consummation of the Transactions have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

ARTICLE V

COVENANTS OF BUYER

Section 5.1 Representations and Warranties.

Buyer covenants and agrees that, except as otherwise contemplated by this Agreement or unless Seller shall give its prior written consent, Buyer shall not, between the date of this Agreement and the Closing Date or the earlier termination of this Agreement, take or fail to take, or agree to take or fail to take, any action which would make any representation or warranty made by Buyer herein untrue or incorrect in any material respect.

Section 5.2 Notification of Certain Events.

Buyer shall give prompt notice to Seller if any of the following occurs after the date of this Agreement: (i) there has been a material failure of Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (ii) receipt by Buyer of any material notice or other communication from any Governmental Authority in connection with the Transactions; (iii) the occurrence of an event which would cause a condition in Section 7.3 not to be satisfied; or (iv) the commencement or threat, in writing, of any Action against Buyer, or any of its properties, with respect to the Transactions. No such notice to Seller shall have any effect on the determination of whether or not any of the conditions to Closing or to the consummation of the Transactions have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

Section 5.3 Condition of Purchased Assets.

BUYER ACKNOWLEDGES THAT IT IS A SOPHISTICATED INVESTOR IN ASSET PURCHASES OF THE TYPE CONTEMPLATED BY THIS AGREEMENT AND THAT ITS VALUATION OF AND DECISION TO PURCHASE THE PURCHASED ASSETS IS BASED UPON ITS OWN INDEPENDENT EXPERT EVALUATIONS OF SUCH FACTS AND MATERIALS DEEMED RELEVANT BY BUYER. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 2 ABOVE, SELLER HAS NOT MADE, AND SELLER HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, COVENANT OR AGREEMENT, IN EACH CASE WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING, OR WITH RESPECT TO THE PURCHASED ASSETS. BUYER ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PURCHASED ASSETS, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PURCHASED ASSETS, AND NOT ON ANY MATERIALS AND OTHER INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER EXCEPT FOR THE REPRESENTATIONS SET FORTH IN THIS AGREEMENT. BUYER FURTHER ACKNOWLEDGES THAT ANY INFORMATION PROVIDED AND TO BE PROVIDED WITH RESPECT TO THE PURCHASED ASSETS WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER (i) HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION; AND (ii) MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. EXCEPT AS OTHERWISE EXPRESSLY SPECIFIED HEREIN, BUYER AGREES TO ACCEPT THE PURCHASED ASSETS AND ACKNOWLEDGES THAT THE SALE OF THE PURCHASED ASSETS AS PROVIDED FOR HEREIN IS CONDITIONED ON THE FACT THAT THE PROPERTY IS "AS IS, WHERE IS AND WITH ALL FAULTS". WITHOUT LIMITING THE GENERALITY  OF THE  FOREGOING,  BUYER  EXPRESSLY  ACKNOWLEDGES  THAT,  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT,  SELLER  MAKES NO WARRANTY OR REPRESENTATION OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PURCHASED ASSETS (OR ANY PORTION THEREOF), (B) THE INCOME TO BE DERIVED FROM THE PURCHASED ASSETS (OR ANY PORTION THEREOF), (C) THE SUITABILITY OF THE PURCHASED ASSETS (OR ANY PORTION THEREOF) FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREWITH, (D) THE COMPLIANCE OF OR BY  THE  PURCHASED ASSETS  (OR ANY PORTION THEREOF) OR ITS USE WITH ANY LAWS, RULES,  ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE MERCHANTABILITY, MARKETABILITY, PROFITABILITY  OR  FITNESS  FOR A PARTICULAR  PURPOSE  OF THE PURCHASED ASSETS (OR ANY PORTION THEREOF), (F) THE MANNER  OR  QUALITY  OF THE OPERATIONSENABLED BY THE PURCHASED ASSETS (OR ANY PORTION THEREOF), (G) THE MANNER, QUALITY, OR STATE OF THE PURCHASED ASSETS (OR  ANY  PORTION  THEREOF),  (H) THE PAST, PRESENT OR FUTURE USE OF  THE  PURCHASED ASSETS (OR ANY PORTION THEREOF), (I) THE RELIABILITY, ACCURACY  OR  COMPLETENESS  OF  ANY OF THE PURCHASED ASSETS FOR THE USES INTENDED BY BUYER; AND BUYER  HEREBY  WAIVES  ANY  RIGHT  TO  MAKE ANY CLAIM BASED ON ANY OF THE FOREGOING.

ARTICLE VI

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 6.1 Commercially Reasonable Efforts.

(a) Upon the terms and subject to the conditions hereof, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions and to vest in Buyer (and any transferee of Buyer) good and marketable title to the Purchased Assets, including obtaining all consents, waivers, authorizations and approvals from Governmental Authorities and other third parties required for the consummation of the Transactions.

(b) From time to time after the Closing, at the request of Buyer (or any transferee of Buyer) and at such requesting party’s expense, and without further consideration, Seller agrees on its own behalf, as well as on behalf of its subsidiaries, affiliates, successors, assigns and legal representatives, to execute and deliver to Buyer any further documents or instruments and perform any further acts that may reasonably be deemed necessary to vest, record, perfect, support and/or confirm the rights herein conveyed, or intended so to be, to Buyer (and any transferee of Buyer) with respect to the Purchased Assets, including without limitation such assignments, agreements and limited powers of attorney as may be needed for recording or effectuating the transfer of the Purchased Assets in the United States. Nothing herein shall be deemed a waiver by Buyer of its right to receive at the Closing an effective assignment of such rights by Seller as otherwise set forth in this Agreement. Without limiting the generality of the foregoing, Seller shall execute and deliver to Buyer or obtain for delivery to Buyer, at the request of Buyer and at Buyer’s expense, and without further consideration, any documents required to update record title to the owned Purchased Assets to reflect Buyer (and any transferee of Buyer) as the record owner in each jurisdiction in which such Purchased Assets exists. At the request of Buyer and at Buyer’s expense, and without further consideration, Seller shall reasonably cooperate with Buyer (and any transferee of Buyer) in connection with the registration of the Purchased Assets in jurisdictions outside of the United States.

(c) From time to time after the Closing, at the request of Buyer and at Buyer’s expense, and without further consideration, Seller shall assist Buyer (and any transferee of Buyer) to the extent reasonably necessary for the defense or prosecution of any claim by or against any third party with respect to the ownership, validity, enforceability, infringement or other violation of or by the Purchased Assets, so long as Seller is not named as a party adverse to the Buyer in any such proceeding.

Section 6.2 Public Announcements.

Each of the Parties agrees that no press release or announcement concerning this Agreement or the Transactions shall be issued by it or any of its Affiliates without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case such Party shall use its commercially reasonable efforts to allow the other Party reasonable time to comment on such release or announcement in advance of such issuance.

ARTICLE VII

CONDITIONS TO THE CLOSING

Section 7.1 Conditions to Obligations of Each Party.

The respective obligations of each Party to consummate the Transactions shall be subject to the condition that no Governmental Authority shall have enacted, issued, promulgated, enforced, initiated, or entered any Law or Order (whether temporary, preliminary or permanent) that is then in effect and has the effect of making the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions.

Section 7.2 Additional Conditions to Obligations of Buyer.

The obligation of Buyer to consummate the Transactions shall also be subject to the satisfaction or waiver (where permissible), on or prior to the Closing Date, of each of the following conditions:

(a) The representations and warranties of Seller set forth in Article II of this Agreement (i) that are qualified by the words “material” or “material adverse effect” shall be true and correct in all respects on and as of the Closing Date as if made on and as of such date and (ii) that are not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except in any such case (x) for changes contemplated by this Agreement and by the Seller Disclosure Schedule, and (y) to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall remain true and correct (in all material respects, as the case may be) as of such date.

(b) Seller shall in all material respects have performed or complied with each obligation and covenant to be performed or complied with by Seller hereunder on or prior to the Closing Date, including the deliveries under Section 1.4(b).

(c) Buyer shall have received a certificate of Seller, dated the Closing Date, signed by an officer of Seller, to the effect that the conditions specified in Sections 7.2(a) and (b) have been satisfied.

Section 7.3 Additional Conditions to Obligations of Seller.

The obligation of Seller to consummate the Transactions shall also be subject to the satisfaction or waiver (where permissible), on or prior to the Closing Date, of each of the following conditions:

(a) The representations and warranties of Buyer set forth in Article III of this Agreement  shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except in any such case (x) for changes contemplated by this Agreement and by the Buyer Disclosure Schedule, and (y) to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall remain true and correct (in all material respects, as the case may be) as of such date.

(b) Buyer shall in all material respects have performed or complied with each obligation and covenant to be performed or complied with by it hereunder on or prior to the Closing Date, including the deliveries under Section 1.4(c).

(c) Seller shall have received a certificate of Buyer, dated the Closing Date, signed by an executive officer of Buyer, to the effect that the conditions specified in Sections 7.3(a) and (b) have been satisfied.

ARTICLE VIII

TERMINATION

Section 8.1 Termination.

This Agreement may not be terminated at any time prior to the Closing Date except:

(a) By mutual written consent of Buyer and Seller;

(b) by either Seller or Buyer, if the Closing shall not have occurred on or before June 15, 2017 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Transactions to be consummated on or before the Outside Date;

(c) by either Seller or Buyer if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order that is, in each case, then in effect and is final and non-appealable and has the effect of making the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, any such Law or Order to have been enacted, issued, promulgated, enforced or entered;

(d) by Buyer (if Buyer is not in material breach of any of the terms or conditions of this Agreement), if there has been a material breach by Seller of any terms or conditions of this Agreement, or if any representation or warranty of Seller shall have become inaccurate, in either case that would result in a failure of a condition set forth in Section 7.2(a) or 7.2(b) (a “Terminating Seller Breach”); provided, that if such Terminating Seller Breach is reasonably curable by Seller, within 30 days after Seller has received written notice from Buyer of such Terminating Seller Breach, through the exercise of its commercially reasonable efforts and for as long as Seller continues to exercise such commercially reasonable efforts, Buyer may not terminate this Agreement under this Section 8.1(d) until the earlier of the expiration of such 30-day period and the Outside Date; and

(e) by Seller (if Seller is not in material breach of any of its representations, warranties, covenants or agreements under this Agreement), if there has been a material breach by Buyer of any of terms or conditions of this Agreement, or if any representation or warranty of Buyer shall have become inaccurate, in either case that would result in a failure of a condition set forth in Section 7.3(a) or 7.3(b) (a “Terminating Buyer Breach”); provided, that if such Terminating Buyer Breach is reasonably curable by Buyer, within 30 days after Buyer has received written notice from Seller of such Terminating Buyer Breach, through the exercise of its commercially reasonable efforts and for as long as Buyer continues to exercise such commercially reasonable efforts, Seller may not terminate this Agreement under this Section 8.1(e) until the earlier of the expiration of such 30-day period and the Outside Date.

Section 8.2 Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no liability on the part of any Party hereto or any of their respective Affiliates or the directors, officers, partners, members, managers, employees, agents or other representatives of any of them, and all rights and obligations of each Party hereto shall cease, except that nothing herein shall relieve any Party from liability for any breach of this Agreement committed before such termination. Without limiting the foregoing, Section 6.2, this Section 8.2 and Article X shall survive the termination of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, nothing shall limit or prevent any Party from exercising any rights or remedies it may have under Section 10.9 hereof in lieu of terminating this Agreement pursuant to Section 8.1.  Notwithstanding anything to the contrary contained in this Agreement, nothing shall limit or prevent any Party from exercising any rights or remedies it may have under any of the agreements attached as Exhibits to this Agreement, whether or not this Agreement has been terminated.

ARTICLE IX

INDEMNIFICATION PROVISIONS

Section 9.1 Seller’s Indemnification Obligation.

Seller agrees that, from and after the Closing, it shall indemnify, defend and hold harmless Buyer and PearTrack and their respective officers, directors, Affiliates, partners, members, managers, employees, agents and other representatives (“Buyer Indemnified Parties”) from and against any damages, claims, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) (each, a “Liability” and, collectively, “Liabilities”) incurred by any of the foregoing Persons arising out of (a) any misrepresentation in or breach of any representation or warranty of Seller contained in Article II of this Agreement and/or (b) any breach of any covenant or agreement of Seller contained in this Agreement, and/or (c) any action, suit, litigation, proceeding at law or in equity, arbitration or governmental investigation against, or threatened against, Buyer relating to any pre-Closing matter regarding the Purchased Assets, except in all cases to the extent any Liabilities arise out of any breach of the Buyer's representations, warranties, covenants or agreements set forth in this Agreement.

Section 9.2 Buyer’s Indemnification Obligation.

Buyer agrees that, from and after the Closing, it shall indemnify, defend and hold harmless Seller and its officers, directors, Affiliates, partners, members, managers, employees, agents and other representatives (“Seller Indemnified Parties”) from and against any Liabilities incurred by any of the foregoing Persons arising out of (a) any misrepresentation in  or breach of any representation or warranty of Buyer contained in Article III of this Agreement, (b) any breach of any covenant or agreement of Buyer contained in this Agreement, or (c)  any action, suit, litigation, proceeding at law or in equity, arbitration or governmental investigation against, or threatened against, Seller relating to any post-Closing matter regarding the Purchased Assets, except in all cases to the extent any Liabilities arise out of any breach of the Seller's representations, warranties, covenants or agreements set forth in this Agreement.

Section 9.3 Procedures for Indemnification for Third Party Claims.

For purposes of this Article IX, any Party entitled to be indemnified under Article IX is referred to herein as an “Indemnified Party,” and any Party obligated to provide indemnification under Article IX is referred to herein as an “Indemnifying Party.” The obligations and liabilities of the Parties under this Article IX with respect to, relating to or arising out of claims of third parties (individually, a “Third Party Claim” and, collectively, the “Third Party Claims”) shall be subject to the following terms and conditions:

(a) The Indemnified Party shall give the Indemnifying Party prompt written notice of any Liability regarding which it seeks indemnification.  In the event a Liability is the result of a Liability asserted against the Indemnified Party by a third-party to this Agreement (a “Third Party Claim”), the Indemnifying Party may undertake the defense of that claim by representatives chosen by it with the written consent of the Indemnified Party, which consent may not be unreasonably withheld, conditioned or delayed, provided, that, in such event, the Indemnified Party will have the right to participate in such defense through counsel of its own choice. Any such notice of a Liability shall identify with reasonable specificity the basis for the indemnification claimed, the facts giving rise to the Liability and the amount of the Liability (or, if such amount is not yet known, a reasonable estimate of the amount of the Liability). The Indemnified Party shall make available to the Indemnifying Party copies of all relevant documents and records in its possession at the expense of the Indemnifying Party. Failure of an Indemnified Party to give prompt notice shall not relieve the Indemnifying Party of its obligation to indemnify, except to the extent that the failure to so notify materially prejudices the Indemnifying Party’s ability to defend such claim against a third party.

(b) If the Indemnifying Party, within ten (10) days after notice from the Indemnified Party of any such Liability, notifies the Indemnified Party in writing of its election not to, or fails to, assume the defense thereof in accordance with Section 9.3(a) of this Agreement, the Indemnified Party shall have the right (but not the obligation) to undertake the defense of the Liability. Any failure on the part of the Indemnifying Party to notify the Indemnified Party within the time period provided above regarding its election shall be deemed an election by the Indemnifying Party not to assume and control the defense of the Liability.

(c) Anything in this Section 9.3 to the contrary notwithstanding, the Indemnifying Party shall not, and does not have any authority to, without the prior written consent of the Indemnified Party, settle or compromise any Liability or consent to the entry of judgment which does not include as an unconditional term thereof the unconditional release of the Indemnified Party, or consent to the entry of judgment with respect thereto, any Liability regarding which it has delivered notice of a claim for indemnification to the Indemnifying Party, without first obtaining the written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed).  An Indemnifying Party shall be deemed to have consented to a settlement, compromise, payment or judgment by the Indemnified Party if it does not respond to written notice from the Indemnified Party seeking such consent within ten (10) days after delivery of such notice to the Indemnifying Party.

Section 9.4 Indemnification Limitations.

(a) Time Limits On Indemnification. No claim on account of a breach or inaccuracy of a representation or warranty shall be made after the expiration of the survival periods referred to in Section 10.1 of this Agreement. Notwithstanding the foregoing, if a written claim or written notice is given under Article IX with respect to any representation or warranty prior to the expiration of its survival period, the claim with respect to such representation or warranty shall continue until such claim is finally resolved.

(b) Limitations on Damages.

(i) In no event shall Seller be liable for indemnification pursuant to Section 9.1(a) unless and until the aggregate of all Liabilities which are incurred or suffered by the Buyer Indemnified Parties exceeds $50,000 (the “Basket”), in which case the Buyer Indemnified Parties shall be entitled to indemnification for all such Liabilities including the Basket (subject to Section 9.4(b)(ii)). In no event shall Buyer be liable for indemnification pursuant to Section 9.2(a) unless and until the aggregate of all Liabilities which are incurred or suffered by the Seller Indemnified Parties exceeds the Basket, in which case the Seller Indemnified Parties shall be entitled to indemnification for all such Liabilities including the Basket (subject to Section 9.4(b)(ii)).

(ii) Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Seller pursuant to Section 9.1(a) shall not exceed (1) the amount of money actually paid to and received by the Seller from the Buyer or their Affiliates pursuant to the terms of this Agreement and any of the Agreements attached as Exhibits hereto as of the date the notice of requested indemnification is delivered to the Seller, less (2) any amounts of money currently due the Seller from the Buyer or their Affiliates pursuant to the terms of this Agreement and any of the Agreements attached as Exhibits hereto.  For purposes of this provision, the right to purchase PearTrack common stock at its par value or the shares, if purchased, shall be valued at the greater of its book value or  its then current market price.

The maximum aggregate liability of Buyer pursuant to Section 9.2(a) shall not exceed $7,500,000.

(iii) Notwithstanding anything to the contrary contained in this Agreement or otherwise, no Party to this Agreement shall be liable to any Indemnified Party for any special, incidental, punitive, consequential or similar damagesexcept, in the event a Third Party Claim results in a judgment against an Indemnified Party by the third-party claimant, then such damages shall be included in the amount of indemnification due the Indemnified Party.

Section 9.5 Exclusive Remedy.

The remedies provided in this Article IX shall be the sole and exclusive remedies of the Parties with respect to the matters arising from or related to this Agreement or the Transactions, except that nothing herein shall prevent a Party from seeking specific performance pursuant to Section 10.9, subject to the provisions thereof, including with respect to the obligations in Section 6.1.

ARTICLE X

GENERAL PROVISIONS

Section 10.1 Survival of Representations and Warranties.

The representations and warranties made by Seller in Article II of this Agreement shall survive until the  ate that is fifteen(15) months after the Closing Date. The representations and warranties made by Buyer in Article III of this Agreement shall survive until the date that is fifteen (15) months after the Closing Date.

Section 10.2 Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt) or (b) one Business Day following the day sent by nationally-recognized overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision):

 (a)if to Buyer:

PearTrack Security Systems, Inc.

1327 Ocean Ave, Suite B

Santa Monica, CA 90401

Attention: Kyle W. Withrow, CEO

with a copy to:

PearTrack Security Systems, Inc.

1327 Ocean Ave, Suite B

Santa Monica, CA 90401

Attention: Calli R. Bucci, CFO

 (b)If to Seller:

Safer, Inc.

6147-6151 Washington Street

Hollywood, FL

Attention: Nathaniel T. Bradley, President

with a copy to:

Vision Hospitality Services, Inc.

6147-6151 Washington Street

Hollywood, FL

Attention: Michael Gabrieli, President

Any notice or other communication that has been given or made as of a date that is not a Business Day shall be deemed to have been given or made on the next succeeding day that is a Business Day.

Section 10.3 Headings.

The headings contained in this Agreement and the disclosure schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the disclosure schedules. Unless the context of this Agreement otherwise requires, words of any gender are deemed to include each other gender and words using the singular or plural number also include the plural or singular number, respectively.

Section 10.4 Entire Agreement.

This Agreement, together with the exhibits and schedules attached hereto, constitutes the entire agreement, and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.  There are no agreements, commitments, promises, or representations that are not contained herein.

Section 10.5 Assignment: Parties in Interest.

Neither this Agreement nor any rights or obligations hereunder shall be assigned by any Party without the prior written consent of the other Party. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under this Agreement, other than Article IX hereof (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).  There are no third-party beneficiaries to this Agreement.

Section 10.6 Governing Law; Consent to Jurisdiction.

This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Nevada applicable to contracts executed in and to be performed entirely in that State, without regard to conflicts of Laws principles thereof to the extent that the general application of the Laws of another jurisdiction would be required thereby.

Section 10.7 Counterparts.

This Agreement may be executed and delivered (including by facsimile transmission or .pdf) in one or more counterparts, and by the Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 10.8 Severability.

In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

Section 10.9 Specific Performance.

The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties further agree that each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

Section 10.10 Fees and Expenses.

All fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring the same, regardless of the termination, if any, of this Agreement pursuant to Section 8.1.  Notwithstanding the foregoing, in the event the Parties engage in litigation relating to or arising out of this Agreement or the performance thereof, the Parties agree that the Court shall be asked to determine which Party is the prevailing Party to the proceeding or proceedings, and the non-prevailing Party or Parties shall, jointly and severally, be liable to the prevailing Party in the amount of all reasonable attorney’s fees, court costs, and all other expenses, incurred by the prevailing Party to the proceeding in addition to any other relief to which the prevailing Party may be entitled.

Section 10.11 Amendment.

This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Buyer, PearTrack, and Seller.

Section 10.12 Waiver.

At any time prior to the Closing Date, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Parties hereto. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE XI

CERTAIN DEFINITIONS

For purposes of this Agreement, the term:

“Action” shall have the meaning ascribed to it in Section 2.4.

“Affiliate” of a Person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. “Agreement” shall have the meaning ascribed to it in the preamble.

“Business Day” means any calendar day which is not a Saturday, Sunday or federal holiday.

“Buyer” shall have the meaning ascribed to it in the Preamble.

“Buyer Disclosure Schedule” shall have the meaning ascribed to it in the preamble to Article III.

“Closing” shall have the meaning ascribed to it in Section 1.4(a).

“Closing Date” shall have the meaning ascribed to it in Section 1.4(a).

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Data” means all information gathered in the use or operation of any of the Purchased Assets that identifies or describes an individual or an individual’s record of behavior or action, including without limitation, name, telephone, postal address, phone number, email, date of birth, gender, or any other information identifiable to a specific person, as amended, to the extent such information exists as of the Closing Date.

“Encumbrance” means any charge, claim, community property interest, condition, easement, covenant, warrant, demand, encumbrance, equitable interest, lien, mortgage, option, purchase right, pledge, security interest, right of first refusal or other right of third parties or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Exchange Act” shall have the meaning ascribed to it in Section 2.3.

“Governmental Authority” means any United States federal, state or local government, governmental, regulatory or administrative authority, agency, self-regulatory body, instrumentality or commission, and any court, tribunal or judicial or arbitral body (including private bodies) and any political or other subdivision, department or branch of any of the foregoing.

“Indemnified Party” shall have the meaning ascribed to it in Section 9.3.

“Indemnifying Party” shall have the meaning ascribed to it in Section 9.3.

“Intellectual Property” means all United States and foreign intellectual property and all other similar proprietary rights, including all (i) patents and patent applications, including divisionals, continuations, continuations-in-part, reissues, reexaminations and extensions thereof and counterparts claiming priority therefrom; utility models; invention disclosures; and statutory invention registrations and certificates; (ii) registered, pending and unregistered trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, domain names, Internet sites and web pages; and registrations and applications for registration for any of the foregoing, together with all of the goodwill associated therewith; (iii) registered copyrights, and registrations and applications for registration thereof; rights of publicity; and copyrightable works; (iv) all inventions and design rights (whether patentable or unpatentable) and all categories of trade secrets as defined in the Uniform Trade Secrets Act, including business, technical and financial information; and (v) confidential and proprietary information, including know-how.

“Seller’s Knowledge” shall have the meaning ascribed to it in Section 2.6.

“Laws” means any federal, state or local statute, law, rule, ordinance, code or regulation of any Governmental Authority.

“Liability” and, collectively, “Liabilities” shall have the meaning ascribed to it in Section 9.1.

“Order” shall have the meaning ascribed to it in Section 2.4.

“Outside Date” shall have the meaning ascribed to it in Section 8.1(b).

“Parties” shall have the meaning ascribed to it in the preamble.

“Patent Application” means: Application No. US 18/35185, and Published internationally under PCT/US18/35185.

“Patent Assignment” means the Patent Assignment Agreement whereby, as part of this Agreement, Seller assigns US Patent Application No. US 18/35185 and International Patent Application No. PCT/US18/35185.

“Permitted Encumbrance” means: (i) statutory liens for Taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith by appropriate proceedings; (ii) mechanics’, materialmen’s, carriers’, warehousemen’s or similar statutory liens for amounts not yet due or being diligently contested in good faith in appropriate proceedings; and (iii) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity.

“Purchase Price” shall have the meaning ascribed to it in Section 1.3.

“Purchased Assets” shall have the meaning ascribed to it in Section 1.1.

“Seller” shall have the meaning ascribed to it in the Preamble.

“Seller Disclosure Schedule” shall have the meaning ascribed to it in the preamble to Article II.

“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, equity interests, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges.

“Terminating Buyer Breach” shall have the meaning ascribed to it in Section 8.1(e).

“Terminating Seller Breach” shall have the meaning ascribed to it in Section 8.1(d).

“Third Party Claim” and, collectively, “Third Party Claims” shall have the meaning ascribed to it in Section 9.3.

“Transactions” shall have the meaning ascribed to it in Section 2.2.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first written above.

SELLER: SAFER, INC.

By:	/s/ Nathaniel T. Bradley
Name:	Nathaniel T. Bradley
Title:	President

BUYER: PEARTRACK SECURITY SYSTEMS, INC.

By:	/s/ Kyle W. Withrow
Name:	Kyle W. Withrow
Title:	President/CEO

SCHEDULE FOR EXHIBITS

EXHIBIT AUS & International Patents & Patent Applications

EXHIBIT BRevenue Sharing Agreement

EXHIBIT CCommon Stock Purchase Agreement

EXHIBIT DRoyalty Agreement

EXHIBIT EPatent Assignment Agreement

EXHIBIT “A”

US & INTERNATIONAL PATENT AND PATENT APPLICATIONS

1.US Patent Applications

EXHIBIT “B”

REVENUE SHARING AGREEMENT

EXHIBIT “C”

COMMON STOCK PURCHASE AGREEMENT

EXHIBIT “D”

ROYALTY AGREEMENT

EXHIBIT “E”

PATENT ASSIGNMENT AGREEMENT